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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Cimarex Energy Co.:

        We consent to the use of our report dated March 6, 2002, with respect to the consolidated balance sheets of Key Production Company, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000, included herein.

                      KPMG LLP

Denver, Colorado
September 27, 2002

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  Exhibit 23.1
Independent Auditors' Consent